Exhibit 99.2

CitroTech Inc. Announces Closing of $5.6 Million Public Offering

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--CitroTech Inc. (NYSE AM: CITR) (“CitroTech” or the “Company”), a specialty chemical company developing environmentally responsible fire-inhibitor solutions, today announced the closing of an underwritten public offering of 2,240,000 shares of common stock at a public offering price of $2.50 per share. The aggregate gross proceeds from the offering were approximately $5.6 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 336,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

Univest Securities, LLC acted as sole book-running manager for the offering.

This public offering was made by the Company pursuant to a registration statement on Form S-1 (File No. 333-299155), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on October 20, 2026. The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from Univest Securities, LLC at info@univest.us or by calling (212) 343-8888. The final prospectus relating to the offering has been filed with the SEC and will be available on the SEC’s website at https://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About CitroTech Inc.

CitroTech Inc. (NYSE AM: CITR) is manufacturing and deploying the CitroTech family of innovative, environmentally safe fire prevention solutions for homes, wood products, and wildfire prevention and asset protection. CitroTech is the only long-term fire inhibitor recognized by the EPA Safer Choice program and tested to UL Greenguard Gold standards, providing effective and scientifically validated wildfire mitigation while safeguarding human and environmental health. The company's growing patent portfolio, recurring-revenue model, and scalable approach support its long-term growth and market expansion. For more information, visit CitroTech.com.

1

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements.” These forward-looking statements represent CitroTech’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of CitroTech’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These include, but are not limited to, statements regarding the Company’s intended use of the net proceeds from the offering.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, CitroTech does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for CitroTech to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s filings with the SEC, including the prospectus relating to the offering, which could cause the Company’s actual results to differ materially from those contained in any forward-looking statement.

Media & Investor Contact:

CitroTech Inc.

Annabelle Barbara

Antenna Group

CitroTech@antennagroup.com

(201) 916-0313

Investor Relations Contact:

Brett Maas, Managing Principal

Hayden IR, LLC

CITR@haydenir.com

(480) 861-2425

2